UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2012

Digi International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34033	41-1532464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-912-3444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed in the press release dated November 1, 2012 furnished to the SEC as Exhibit 99.1 to the current report on Form 8-K filed that same date, we completed our acquisition of Etherios, Inc. on October 31, 2012.

Pursuant to the terms of the Stock Purchase Agreement, we satisfied a portion of the $20.5 million purchase price by issuing an aggregate of 715,571 shares of our common stock, par value $0.01 per share, to the owners of the capital stock of Etherios, Inc. based on a price of $9.508 per share. The shares of common stock were issued in a private transaction not involving a public offering and all of the owners of the capital stock of Etherios, Inc. were "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, we issued the shares of common stock in reliance upon an exemption from registration under the Securities Act afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digi International Inc.

November 21, 2012	By:	David H. Sampsell

Name: David H. Sampsell
Title: Vice President, General Counsel & Corporate Secretary